As filed with the Securities and Exchange Commission on June 1, 2017

Registration No. 333-203341

Registration No. 333-198529

Registration No. 333-167419

Registration No. 333-158588

Registration No. 333-133388

Registration No. 333-129135

Registration No. 333-105971

Registration No. 333-67668

Registration No. 333-87385

Registration No. 333-46865

Registration No. 333-29979

Registration No. 333-01319

Registration No. 33-51222

Registration No. 33-51224

Registration No. 33-51226

Registration No. 33-39258

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8 REGISTRATION STATEMENT NO. 333-203341

FORM S-8 REGISTRATION STATEMENT NO. 333-198529

FORM S-8 REGISTRATION STATEMENT NO. 333-167419

FORM S-8 REGISTRATION STATEMENT NO. 333-158588

FORM S-8 REGISTRATION STATEMENT NO. 333-133388

FORM S-8 REGISTRATION STATEMENT NO. 333-129135

FORM S-8 REGISTRATION STATEMENT NO. 333-105971

FORM S-8 REGISTRATION STATEMENT NO. 333-67668

FORM S-8 REGISTRATION STATEMENT NO. 333-87385

FORM S-8 REGISTRATION STATEMENT NO. 333-46865

FORM S-8 REGISTRATION STATEMENT NO. 333-29979

FORM S-8 REGISTRATION STATEMENT NO. 333-01319

FORM S-8 REGISTRATION STATEMENT NO. 33-51222

FORM S-8 REGISTRATION STATEMENT NO. 33-51224

FORM S-8 REGISTRATION STATEMENT NO. 33-51226

FORM S-8 REGISTRATION STATEMENT NO. 33-39258

UNDER

THE SECURITIES ACT OF 1933

THE VALSPAR CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	36-2443580
(State or other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

c/o The Sherwin-Williams Company

101 West Prospect Avenue

Cleveland, Ohio 44115

(216) 566-2000

(Address, including ZIP Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

The Valspar Corporation 2015 Omnibus Equity Plan

The Valspar Corporation Nonqualified Deferred Compensation Plan

2009 Omnibus Equity Plan

The Valspar Corporation 1991 Stock Option Plan

The Valspar Corporation Stock Option Plan for Non-Employee Directors

The Valspar Corporation 2001 Stock Incentive Plan

The Valspar Corporation Stock Option Plan for Non-Employee Directors

The Valspar Profit Sharing Retirement Plan

The Valspar Corporation Key Employee Annual Bonus Plan

Valspar Stock Ownership Plan for Salaried Employees

Valspar Stock Ownership Plan for Hourly Employees

(Full Title of Plans)

Catherine M. Kilbane

Senior Vice President, General Counsel and Secretary

The Sherwin-Williams Company

101 West Prospect Avenue

Cleveland, Ohio 44115

(216) 566-2000

(Name, Address, including ZIP Code, and Telephone Number, including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statements filed by The Valspar Corporation, a Delaware corporation (“Valspar”), on Form S-8 (collectively, the “Registration Statements”):

•	Registration Statement No. 333-203341, originally filed with the Securities and Exchange Commission (the “SEC”) on April 10, 2015, which registered the offer and sale of 7,000,000 shares of Valspar’s common stock, $0.50 par value per share (“Shares”) issuable pursuant to The Valspar Corporation 2015 Omnibus Equity Plan;

•	Registration Statement No. 333-198529, originally filed with the SEC on September 3, 2014, which registered $100,000,000 of deferred compensation obligations pursuant to The Valspar Corporation Nonqualified Deferred Compensation Plan;

•	Registration Statement No. 333-167419, originally filed with the SEC on June 9, 2010, which registered the offer and sale of 3,000,000 Shares issuable pursuant to the 2009 Omnibus Equity Plan;

•	Registration Statement No. 333-158588, originally filed with the SEC on April 15, 2009, which registered the offer and sale of 5,299,684 Shares issuable pursuant to the 2009 Omnibus Equity Plan;

•	Registration Statement No. 333-133388, originally filed with the SEC on April 19, 2006, which registered the offer and sale of 25,000,000 Shares issuable pursuant to The Valspar Corporation 1991 Stock Option Plan (the “1991 Plan”);

•	Registration Statement No. 333-129135, originally filed with the SEC on October 19, 2005, which registered the offer and sale of 1,000,000 Shares issuable pursuant to The Valspar Corporation Stock Option Plan for Non-Employee Directors (the “Director Plan”);

•	Registration Statement No. 333-105971, originally filed with the SEC on June 10, 2003, which registered the offer and sale of 10,000,000 Shares issuable pursuant to the 1991 Plan;

•	Registration Statement No. 333-67668, originally filed with the SEC on August 16, 2001, which registered the offer and sale of 8,000,000 Shares issuable pursuant to the 1991 Plan and 1,000,000 Shares issuable pursuant to the 2001 Stock Incentive Plan;

•	Registration Statement No. 333-87385, originally filed with the SEC on September 20, 1999, which registered the offer and sale of 6,000,000 Shares issuable pursuant to the 1991 Plan;

•	Registration Statement No. 333-46865, originally filed with the SEC on February 25, 1998, which registered the offer and sale of 250,000 Shares issuable pursuant to the Director Plan, 1,200,000 Shares issuable pursuant to The Valspar Profit Sharing Retirement Plan and 1,000,000 Shares issuable pursuant to the 1991 Plan;

•	Registration Statement No. 333-29979, originally filed with the SEC on June 25, 1997, which registered the offer and sale of 3,000,000 Shares issuable pursuant to the 1991 Plan;

•	Registration Statement No. 333-01319, originally filed with the SEC on February 29, 1996, which registered the offer and sale of 500,000 Shares issuable pursuant to The Valspar Corporation Key Employee Annual Bonus Plan;

•	Registration Statement No. 33-51222, originally filed with the SEC on August 24, 1992, which registered the offer and sale of 100,000 Shares issuable pursuant to The Valspar Profit Sharing Retirement Plan;

•	Registration Statement No. 33-51224, originally filed with the SEC on August 24, 1992, which registered the offer and sale of 1,000,000 Shares issuable pursuant to the Valspar Stock Ownership Plan for Salaried Employees;

•	Registration Statement No. 33-51226, originally filed with the SEC on August 24, 1992, which registered the offer and sale of 100,000 Shares issuable pursuant to the Valspar Stock Ownership Plan for Hourly Employees; and

•	Registration Statement No. 33-39258, originally filed with the SEC on March 6, 1991, which registered the offer and sale of 2,000,000 Shares issuable pursuant to the 1991 Plan.

Valspar is filing this Post-Effective Amendment to the Registration Statements to withdraw and remove any unissued and unsold securities issuable by Valspar pursuant to the above-referenced Registration Statements.

On June 1, 2017, pursuant to the Agreement and Plan of Merger, dated as of March 19, 2016 (the “Agreement”), by and among Valspar, The Sherwin-Williams Company, an Ohio corporation (“Sherwin-Williams”), and Viking Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Sherwin-Williams (“Merger Sub”), Merger Sub merged with and into Valspar, with Valspar continuing as the surviving corporation and a wholly owned subsidiary of Sherwin-Williams.

As a result of the consummation of the transactions contemplated by the Agreement, Valspar has terminated all offerings of its securities pursuant to the above-referenced Registration Statements. In accordance with an undertaking made by Valspar in Part II of each of the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance that remain unsold at the termination of the offering, Valspar hereby removes and withdraws from registration all such securities of Valspar registered under the Registration Statements that remain unsold as of the date of this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on June 1, 2017. No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance on Rule 478 of the Securities Act of 1933, as amended.

THE VALSPAR CORPORATION
By:	/s/ Catherine M. Kilbane
Name:	Catherine M. Kilbane
Title:	Vice President and Secretary